Exhibit 2

TRANSACTIONS

Exhibit 2 to Schedule 13D (Amendment No. 3) filed by the Reporting Persons on September 20, 2018 (the “Prior Exhibit”) is incorporated herein by reference. Together with the Prior Exhibit, the following table sets forth all transactions with respect to Shares effected in the last sixty days by the Reporting Persons on behalf of the Reporting Persons in respect of the Shares, inclusive of any transactions effected through 4:00 p.m., New York City time, on October 10, 2018. All such transactions (i) were purchases or sales of Shares effected in the open market, (ii) are reported at the weighted average price, and (iii) exclude commissions paid. The Reporting Persons undertake to provide, upon request of the staff of the Securities and Exchange Commission, full information regarding the price range for each weighted average price set forth on the table below and the number of Shares purchased at each separate price within such price range.

Transaction Date	Reporting Person Effecting Transaction	Buy/Sell	Quantity	Weighted Avg. Price
09/21/2018	Dalbergia Investments LLC	Buy	34,298	26.5289
09/21/2018	Dalbergia Investments LLC	Buy	50,000	26.2500
09/27/2018	Dalbergia Investments LLC	Buy	27,100	26.0058
09/27/2018	Dalbergia Investments LLC	Buy	26,475	26.1819
09/28/2018	Dalbergia Investments LLC	Buy	25,350	26.4819
10/01/2018	Dalbergia Investments LLC	Buy	50,600	26.1546
10/01/2018	Dalbergia Investments LLC	Buy	100,000	26.1129
10/01/2018	Dalbergia Investments LLC	Buy	64,000	26.1881
10/02/2018	Dalbergia Investments LLC	Buy	7,820	26.3988
10/02/2018	Dalbergia Investments LLC	Buy	10,000	26.4000
10/03/2018	Dalbergia Investments LLC	Buy	49,080	26.2213
10/04/2018	Dalbergia Investments LLC	Buy	10,000	26.1131
10/04/2018	Dalbergia Investments LLC	Buy	25,000	26.2952
10/05/2018	Dalbergia Investments LLC	Buy	35,000	26.0802
10/05/2018	Dalbergia Investments LLC	Buy	57,000	26.1391
10/05/2018	Dalbergia Investments LLC	Buy	25,000	26.2475
10/08/2018	Dalbergia Investments LLC	Buy	15,321	26.2276
10/09/2018	Dalbergia Investments LLC	Buy	55,053	25.6814
10/09/2018	Dalbergia Investments LLC	Buy	200,000	25.5792
10/09/2018	Dalbergia Investments LLC	Buy	90,000	25.7908
10/10/2018	Dalbergia Investments LLC	Buy	70,000	25.0932
10/10/2018	Dalbergia Investments LLC	Buy	110,000	25.2482
10/10/2018	Dalbergia Investments LLC	Buy	145,072	25.0971